Exhibit 16

August 27, 2004

Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, N.W.

Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 9 of The Clorox Company's Form 10-K dated August 27, 2004 and we agree with the statements made therein.

Yours truly,

/s/ DELOITTE & TOUCHE LLP